Exhibit 10.20

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of March 7, 2018 by and between:

(1)	Sunlands Online Education Group, a company incorporated in the Cayman Islands (the “Company”); and

(2)	ELITE CONCEPT HOLDINGS LIMITED, a limited liability company incorporated in the British Virgin Islands (the “Purchaser”).

The Purchaser and the Company are sometimes herein referred to each as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Purchaser wishes to acquire, and the Company wishes to issue to the Purchaser, Ordinary Shares in a transaction exempt from registration with the United States Securities and Exchange Commission (the “SEC”) the pursuant to Regulation S of the U.S. Securities Act of 1933, as amended (“Regulation S” and the “Securities Act,” respectively), as contemplated by this Agreement (the “Private Placement”); and

WHEREAS, the Company has filed a registration statement on Form F-1 as of February 23, 2018 (as amended by Amendment No. 1 thereto dated March 7, 2018, the “Registration Statement”) with the SEC in connection with the initial public offering (the “Offering”) by the Company of American Depositary Shares (“ADSs”), each representing certain number of Ordinary Shares of the Company which will be specified in the amendments to the Registration Statement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, subject to and conditional upon the consummation of the Offering, at the Offer Price, a number of Ordinary Shares (the “Purchased Shares”), free and clear of all liens or encumbrances equal to the Purchase Price (as defined below) divided by the Offer Price. The total purchase price for the Purchased Shares is US$10,000,000 (the “Purchase Price”). The “Offer Price” means the price equal to the price per ADS set forth on the cover of the Company’s final prospectus in connection with the Offering (the “Final Prospectus”) divided by the number of Ordinary Shares represented by one ADS. The sale and purchase of the Ordinary Shares by the Company to the Purchaser shall be made pursuant to and in reliance upon Regulation S.

Section 1.2 Closing.

(a) Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Ordinary Shares pursuant to Section 1.1 shall take place concurrently with or as soon as practicable after the initial closing of the Offering of the underwritten ADSs representing Ordinary Shares (the “Firm Share Offering”) or at such other date as the Company and the Purchaser may mutually agree. The date of the Closing are referred to herein as the “Closing Date.”

(b) Payment and Delivery. At the Closing, the Purchaser shall pay and deliver the Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Parties, of immediately available fund to such bank account designated by the Company, and the Company shall deliver one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a certified true copy of the updated register of the members of the Company, evidencing the Ordinary Shares being issued and sold to the Purchaser.

(c) Restrictive Legend. Each certificate representing the Purchased Shares shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

The Company shall take all actions necessary or appropriate to remove the foregoing legend from any certificate(s) (including any ADRs) representing the Purchased Shares at the time the Purchased Shares are registered under the Securities Act and sold pursuant to such registration, or are sold or to be sold under Rule 144 under the Securities Act, or otherwise in connection with a transfer pursuant to an exemption from registration under the Securities Act.

Section 1.3 Closing Conditions.

(a) Conditions of the Purchaser for the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by the Purchaser in its sole discretion:

(i) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchased Shares shall have been completed.

(ii) The Company’s Cayman Islands counsel shall have provided to the Purchaser a legal opinion dated as of the Closing Date substantially in the form of the opinion to be delivered to the underwriters in connection with the Offering.

(iii) Each of the representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing Date.

(iv) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(v) The ADSs shall have been listed on the New York Stock Exchange, subject only to official notice of issuance.

(vi) The intial closing of the Offering shall have been consummated in accordance with the terms of the underwritng agreement (the “Underwriting Agreement”) relating to the Offering.

(b) Conditions of the Company. The obligation of the Company to issue and sell the Purchased Shares to be sold to and purchased by the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares shall have been completed.

(ii) The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(iv) The intial closing of the Offering shall have been consummated in accordance with the terms of the Underwriting Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Authority.

(i) The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as presently conducted by it and to carry out the transactions contemplated by this Agreement.

(ii) The Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Company and its shareholders. This Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Capitalization.

(i) As of the Closing Date, the capitalization of the Company, including but not limited to its authorized share capital, option plans and issuance and warrant issuance will be as set forth in the Registration Statement. Schedule I of this Agreement sets forth all the authorized, issued and outstanding shares of capital stock of the Company as of the date hereof. All issued and outstanding common shares of the Company are validly issued, fully paid and non-assessable.

(ii) All outstanding common shares and all outstanding awards under the Company’s stock option plans and all outstanding shares of capital stock of the Company have been issued and granted in compliance with (i) all applicable Securities Laws and other applicable laws and (ii) all requirements set forth in applicable contracts, without violation of the preemptive rights, rights of first refusal or other similar rights. Except as described in the Registration Statement and any equity securities to be issued as contemplated in the Offering and the Private Placement, no equity securities of the Company are or may become required to be issued by reason of any notes, bonds or other debt securities, or any option, warrant or other agreements to which the Company is a party. “Securities Laws” means the Securities Act, the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), the listing rules of, or any listing agreement with the New York Stock Exchange and any other applicable law regulating securities or takeover matters.

(c) Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act, and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares.

(d) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate (A) any provision of the Organizational Documents of the Company or its Subsidiaries, (B) any Government License (as defined below), or (C) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity (as defined below) or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which the Company’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby. As used herein, “Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto.

(e) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(f) No Registration or Integration.

(i) The issuance and sale of the Purchased Shares by the Company to the Purchaser contemplated herein comply with the requirements of Regulation S and are exempted from the registration requirements of the Securities Act.

(ii) The Private Placement will not be integrated with the Offering pursuant to applicable rules and regulations issued under the Securities Act.

(iii) No directed selling efforts (as defined in Rule 902 of Regulation S) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any Purchased Shares.

(g) Financial Statements. The financial statements included in the Registration Statement, together with the related schedules and notes thereto, present fairly the consolidated financial position of the Company and the Subsidiaries at the dates indicated and the combined and consolidated of operations, changes in shareholders’ equity and cash flows of the Company and the Subsidiaries for the periods specified; said financial statements have been prepared in all material respects in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(h) Dividend Payment. Except as disclosed in the Registration Statement, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital or equity interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a) Due Formation. The Purchaser is a company duly incorporated as a limited liability company, validly existing and in good standing under the laws of the British Virgin Islands, with full power and authority to own and operate and to carry on its business in the places and in the manner as currently conducted.

(b) Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents. Neither the execution and delivery by the Purchaser of this Agreement nor the consummation by it of any of the transactions contemplated hereby nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given.

(e) No Conflict. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by it of any of the transactions contemplated hereby, nor compliance by the Purchaser with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, the Purchaser.

(f) Solicitation. The Purchaser (i) was not identified or contacted through the marketing of the Offering and (ii) did not contact the Company as a result of any general solicitation.

(g) Status and Investment Intent.

(i) Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares that it is purchasing pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii) Restricted Securities. The Purchaser acknowledges that the Purchased Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges and agrees that, absent an effective registration under the Securities Act, the Purchased Shares may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act.

(iv) Information. The Purchaser has been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the foregoing, including the terms and conditions of this Agreement; provided, however, neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or by its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the disclosure materials provided by the Company under this Agreement. The Purchaser is not relying on, and has not relied on, any statement, representation or warranty made by any person or any disclosure made in the Registration Statement, except for the statements, representations and warranties contained in this Agreement. The Purchaser has consulted to the extent deemed appropriate by such Purchaser with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Securities and on that basis believes that an investment in the Purchased Securities is suitable and appropriate for such Purchaser.

(v) Not U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(vi) Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing the Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S.

ARTICLE III

COVENANTS

Section 3.1 Lock-Up. The Purchaser shall, on the Closing Date, execute and deliver a lock-up agreement (the “Lock-Up Agreement”) to the Underwriters, substantially in the form set forth in Exhibit A hereto; provided, that the Lock-Up Agreement is in form and substance substantially the same as the lock-up agreement attached as Exhibit A to the Underwriting Agreement.

Section 3.2 Standstill.

(a) The Purchaser hereby agrees that, without the prior written approval of the Company, the Purchaser and its affiliates and any person acting on behalf of or in concert with the Purchaser or any of its affiliates will not, for a period of one year from the date of this Agreement, acquire additional shares in the Company, as a result of which the Purchaser owns, directly or indirectly, 10% or more of the total outstanding shares of Voting Securities (as defined below) of the Company, calculated on a basis that includes all ordinary shares actually outstanding. “Voting Securities” shall mean the ordinary shares (including Ordinary Shares represented by the Company’s ADSs) and any other securities entitled to vote generally for the election of directors of the Company. For the avoidance of doubt, the Purchased Shares acquired by the Purchaser on the Closing Dates under this Agreement are not “additional” Ordinary Shares for purposes of this Section 3.2(a).

(b) The Purchaser hereby agrees that, without the prior written approval of the Company, the Purchaser will not, and will use its best efforts to cause its affiliates and any person acting on behalf of or in concert with the Purchaser or any of its affiliates not to, for a period of one year from the date of this Agreement, directly or indirectly, acting alone or with others, assist, support, encourage, finance, participate with or advise any other person’s or entity’s efforts to:

(i) acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any securities or assets of the Company or any of the Subsidiaries, or any warrant, option or other right to acquire any such securities or assets,

(ii) propose a merger, business combination, tender or exchange offer, share exchange, recapitalization, consolidation or other similar transaction involving the Company or any of the Subsidiaries;

(iii) make, or in any way participate or engage in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company;

(iv) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act), or act in concert with any person with respect to the securities of the Company or any of the Subsidiaries in an attempt to circumvent the provisions of this Agreement;

(v) otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company;

(vi) propose or offer to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Company or any of the Subsidiaries;

(vii) solicit or participate in the solicitation of any proxies or consents with respect to the voting securities of the Company or any of the Subsidiaries; or

(viii) (A) enter into any substantial discussions or arrangements with any third party with respect to, (B) disclose any intention, plan or arrangement prohibited by or inconsistent with, or (C) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with, any of the foregoing.

Section 3.3 Further Assurances. From the date of this Agreement until the Closing Date, the Parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification. The Company shall indemnify, defend and hold the Purchaser harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (a) all of the representations and warranties of the Company under this Agreement had been true and correct when made and at the time of the Closing and (b) all of the covenants and agreements of the Company under this Agreement had been duly and timely complied with and performed; provided, however, that the aggregate liability of the Company to the Purchaser under this Section 4.1 shall not exceed the Purchase Price.

ARTICLE V

MISCELLANEOUS

Section 5.1 Survival of the Covenants, Representations and Warranties. All representations, warranties and agreements contained in this Agreement shall survive the Closing, regardless of (i) any investigation made by or on behalf of the Purchaser or any of its affiliates and (ii) delivery of and payment for the Purchased Shares. All such representations and warranties shall survive the Closing for a period of two years and shall terminate and be without further force or effect on the second anniversary of the Closing Date, except as to any claims thereunder which have been asserted in writing pursuant to Section 4.1 against the Company on or prior to such second anniversary.

Section 5.2 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. The language to be used in the arbitration proceedings shall be English.

Section 5.3 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 5.4 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Purchaser and their respective heirs, successors and permitted assigns and legal representatives.

Section 5.5 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Parties, except that the Purchaser may assign all or any of its rights and obligations hereunder to any Affiliate of Purchaser without the consent of the other Parties, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 5.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party or Parties to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to Purchaser, at:

9th floor, New Oriental Building North Bilding

No. 6 Haidian Zhongjie, Haidian District

Beijing, 100080, the People’s Republic of China

Attn: Zhao Zheng

With copies to:

If to the Company, at:

Sunlands Online Education Group

Building 4-6, Chaolai Science Park, No. 36

Chuangyuan Road, Chaoyang District,

Beijing, 100012, the People’s Republic of China

Attn: Chief Financial Officer

With copy to:

Davis Polk & Wardwell LLP

2201 China World Office 2

1 Jian Guo Men Wai Avenue

Beijing 100004, PRC

Attn: Li He, Esq.

Any Party may change its address for purposes of this Section 5.6 by giving the other Parties hereto written notice of the new address in the manner set forth above.

Section 5.7 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 5.8 Severability; Separate Obligations. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby. Each of the representations, warranties and undertakings given by the Company hereunder shall be construed as a separate representation, warranty or undertaking, as applicable, and shall not be construed as limiting any other representation, warranty or undertaking given hereunder.

Section 5.9 Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

Section 5.10 Public Announcements. None of the Parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Purchaser and the Company unless otherwise required by Securities Law or other applicable law, and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

Section 5.11 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.12 Purchaser Description.

(a) The Company shall afford the Purchaser an opportunity in which to review and comment on any description of the Purchaser and/or the transactions contemplated by this Agreement that is to be included in the Registration Statement filed after the date hereof or marketing materials used in connection with the Offering. The Purchaser agrees to undertakes to promptly provide a description of its organization and business activities and the beneficial ownership of any shares of the Company that it is acquiring hereunder to the Company (the “Purchaser Description”) as may be reasonably required to satisfy the disclosure obligations in connection with the Registration Statement and the prospectus therein under applicable laws, regulations and the listing rules of the New York Stock Exchange, and hereby represents that the Purchaser Description will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Purchaser also consents to the inclusion of the Purchaser Description, the Purchaser’s name as well as the matters relating to the Purchaser’s subscription of the Purchased Shares in the Registration Statement and the prospectus therein, and in press releases and other marketing materials for the Offering. Additionally, the Purchaser hereby consents to the filing of this Agreement as an exhibit to the Registration Statement.

Section 5.13 Termination. In the event that the Closing shall not have occurred by April 30, 2018, this Agreement shall be terminated unless the Parties mutually agree in writing by April 30, 2018 to amend this Section 5.13 to provide for a later date.

Section 5.14 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.15 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Sunlands Online Education Group

By:	/s/ Yin Jianhong
Name:	Yin Jianhong
Title:	Chairman of Board of Directors

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

ELITE CONCEPT HOLDINGS LIMITED

By:	/s/ Yang Zhihui
Name:	Yang Zhihui
Title:	Director